As filed with the Securities and Exchange Commission on November 27, 2019

Registration No. 333-234777

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Expedia Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	4700	20-2705720
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

[SEE TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS LISTED ON FOLLOWING PAGE]

1111 Expedia Group Way W.

Seattle, WA 98119

(206) 481-7200

(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

Robert J. Dzielak, Esq.

General Counsel and Secretary

Expedia Group, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

(206) 481-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Joshua A. Feltman, Esq.

Kathryn Gettles-Atwa, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

(212) 403-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
BedandBreakfast.com, Inc.	CO	4700	45-0489609
CarRentals.com, Inc.	NV	4700	35-2519390
Cruise, LLC	WA	4700	47-3225083
EAN.com, LP	DE	4700	42-1612329
Egencia LLC	NV	4700	02-0629848
Expedia Group Commerce, Inc.	DE	4700	35-2650158
Expedia, Inc.	WA	4700	91-1996083
Expedia LX Partner Business, Inc.	DE	4700	81-0854713
Higher Power Nutrition Common Holdings, LLC	DE	4700	20-5112832
HomeAway Software, Inc.	DE	4700	27-3481581
HomeAway.com, Inc.	DE	4700	20-2208029
Hotels.com GP, LLC	TX	4700	75-2942059
Hotels.com, L.P.	TX	4700	75-2942061
Hotwire, Inc.	DE	4700	74-2938016
HRN 99 Holdings, LLC	NY	4700	13-4179783
Interactive Affiliate Network, LLC	DE	4700	42-1612328
LEMS I LLC	DE	4700	84-2926169
LEXE Marginco, LLC	DE	4700	00-0000000
LEXEB, LLC	DE	4700	00-0000000
Liberty Protein, Inc.	DE	4700	26-1632511
Neat Group Corporation	DE	4700	01-0774064
O Holdings Inc.	DE	4700	61-1463518
Orbitz Financial Corp.	DE	4700	26-2353363
Orbitz for Business, Inc.	DE	4700	20-5280097
Orbitz, Inc.	DE	4700	52-2237052
Orbitz, LLC	DE	4700	36-4349713
Orbitz Travel Insurance Services, LLC	DE	4700	30-0452979
Orbitz Worldwide, Inc.	DE	4700	20-5337455
Orbitz Worldwide, LLC	DE	4700	26-0331198
OWW Fulfillment Services, Inc.	TN	4700	62-1149420
Travelscape, LLC	NV	4700	88-0392667
Trip Network, Inc.	DE	4700	22-3768144
Vitalize, LLC	DE	2741	20-5044297
VRBO Holdings, Inc.	DE	4700	81-1215345
WWTE, Inc.	NV	4700	20-3014378

*	All subsidiary guarantor registrants have the following principal executive office:

c/o Expedia Group, Inc.

1111 Expedia Group Way W.

Seattle, WA 98119

(206) 481-7200

EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of making certain changes to Part II of the Registration Statement as filed by Expedia Group, Inc. on November 19, 2019. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, the prospectus has been omitted and this Amendment No. 1 consists only of the facing page, this explanatory note and Part II of the Registration Statement.

EXPEDIA GROUP, INC.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Expedia Group, Inc.

The registrant’s certificate of incorporation limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The registrant’s bylaws provide mandatory indemnification to the fullest extent authorized by the Delaware General Corporation Law with respect to actions, suits, or proceedings that a person is party to, or threatened to be made a party to or otherwise involved in, by reason of the fact that he/she or a person of whom he/she is the legal representative is or was a director or officer of the registrant, or by reason of the fact that he/she is or was a director or officer of the registrant and serving in certain other capacities; provided that any such person has met the applicable standard of conduct set forth in the Delaware General Corporation Law described below and that, with certain exceptions relating to suits to enforce rights to indemnification, such persons will be indemnified with respect to actions or suits initiated by such persons only if such action was first approved by the board of directors of Expedia, Inc. The registrant’s bylaws include within this right to indemnification the right to be paid by the registrant the expenses incurred in defending such a proceeding in advance of its final disposition; provided that, in certain circumstances, the person provides an undertaking to the registrant to repay such expenses, if it is ultimately determined that such party was not entitled to indemnity by the registrant. From time to time, the registrant’s officers and directors may be provided with indemnification agreements containing rights that are consistent with or potentially greater than the foregoing provisions. The registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

The registrant is incorporated in the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of certain other entities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided that with respect to proceedings by or in the right of a corporation to procure a judgment in its favor, (a) a corporation may only indemnify such a person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery, or such other court, shall deem proper.

Subsidiary Guarantor Registrants

Colorado Corporation Guarantor—BedandBreakfast.com, Inc.

The articles of incorporation of BedandBreakfast.com, Inc. (“B&B”) provide that directors of B&B will not be personally liable to B&B or its shareholders for monetary damages for breach of the directors’ fiduciary duties as directors, but that each director will remain liable to B&B and its shareholders for monetary damages for

(i) any breach of the director’s duty of loyalty to B&B or its shareholders, (ii) acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any distribution that the director voted for or assented to (a) in violation of the articles of incorporation or, (b) if, after giving effect to the distribution, the corporation would not be able to pay its debts as they became due in the usual course of business; or the corporation’s total assets would be less than the sum or its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution, which liability will be in the amount of the distribution that exceeds what could have been distributed without violating item (iii) immediately above or the articles of incorporation, if it is established that in so voting or assenting, the director did not perform the director’s duties in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believed to be in the best interests of B&B, or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

B&B’s bylaws provide for indemnification of directors, officers, employees, fiduciaries and agents (“Proper Persons”) against reasonably incurred expenses (including attorneys’ fees), judgments, penalties, fines and amounts paid in settlement reasonably incurred by such Proper Person in connection with any action, suit or proceeding to which such Proper Person was or is a party or is threatened to be made a party by reason of the fact that such Proper Person is or was a director, officer, employee, fiduciary or agent of B&B if the disinterested directors of B&B determine that the Proper Person conducted himself or herself in good faith and that the Proper Person reasonably believed (a) in the case of conduct in his or her official capacity with B&B, that his or her conduct was in B&B’s best interests, or (b) in all other cases (other than criminal cases), that the Proper Person’s conduct was at least not opposed to B&B’s best interests, or (c) in the case of any criminal proceeding, that the Proper Person had no reasonable cause to believe that his or her conduct was unlawful. Under B&B’s bylaws, no indemnification is to be made with respect to any claim, issue or matter in connection with a proceeding (i) by or in the right of B&B in which the Proper Person was adjudged liable to B&B, (ii) charging that the Proper Person derived in improper personal benefit, whether or not involving action in an official capacity, in which the Proper Person was adjudged liable on the basis that the Proper Person derived an improper personal benefit, or (iii) against B&B in which the Proper Person is the plaintiff (except in any proceeding in which the Proper Person is seeking to enforce his or her rights to indemnification under B&B’s bylaws). Indemnification in connection with a proceeding by or in the right of B&B is limited under B&B’s bylaws to reasonable expenses, including attorneys’ fees, incurred in connection with the proceeding. B&B is to indemnify any Proper Person who was wholly successful, on the merits or otherwise, in defense of any action, suit or proceeding as to which the Proper Person is entitled to indemnification under B&B’s bylaws against expenses (including attorneys’ fees) reasonably incurred by the Proper Person in connection with the proceeding without the necessity of any action by B&B other than the determination in good faith that the defense has been wholly successful. The right to indemnification by a Proper Person under B&B’s bylaws includes the right of such Proper Person to be paid by B&B the reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding in advance of its final disposition; provided that, (1) B&B receives from such Proper Person a written affirmation of such Proper Person’s good faith belief that he or she has met the standards of conduct required by the bylaws for indemnification, (2) B&B receives from such Proper Person a written undertaking to repay such advances if it is ultimately determined that the person did not meet the prescribed standards of conduct for indemnification and (3) a determination is made by the disinterested directors of B&B that the facts then known to the disinterested directors would not preclude indemnification. The registrant has policies of directors’ and officers’ liability insurance which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. The registrant believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

B&B is incorporated in the State of Colorado. Section 7-109-102 of the Colorado Business Corporation Act provides that a corporation may indemnify any person made a party to a proceeding because the person is or was a director, against liability incurred by such person in the proceeding if the person’s conduct was in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the corporation’s best interests, and, in the case of any criminal proceeding, the person had no reasonable cause to believe the person’s conduct was unlawful. Section 7-109-102 of the Colorado Business Corporation Act also provides that a corporation may not indemnify a person under that section in connection with (a) a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or (b) any other proceeding charging that the director derived an improper personal benefit, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that the director derived an improper personal benefit. In connection with a proceeding by or in the right of a corporation, a corporation may only indemnify such a person against reasonably incurred in connection with the proceeding. Section 7-109-103 of the Colorado Business Corporation Act provides that unless limited by a corporation’s articles of incorporation, a corporation shall indemnify a person who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the person was a party because the person was a director, against reasonable expenses incurred by the person in connection with the proceeding. The Colorado Business Corporation Act contains provisions regarding the advancement of expenses to directors, which provisions are substantially identical to the provisions of B&B’s bylaws covering the same.

Delaware Corporation Guarantors

Expedia Group Commerce, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Expedia Group Commerce, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the Delaware General Corporation Law, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers of the corporation; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of Expedia Group Commerce, Inc. Expedia Group Commerce, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Expedia Group Commerce, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

Expedia LX Partner Business, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Expedia LX Partner Business, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except as provided for in Section 102(b)(7) of the Delaware General Corporation Law, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers of the corporation. Expedia LX Partner Business, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Expedia LX Partner Business, Inc., to the full extent permitted by Delaware law.

HomeAway Software, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” HomeAway Software, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of HomeAway Software, Inc.; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of HomeAway Software, Inc. HomeAway Software, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful; provided, however, that the corporation is not required to indemnify a director or officer in certain circumstances as specified in the bylaws, including, (i) if such director or officer received payment under any insurance policy, statute or otherwise, (ii) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, (iii) for any reimbursement of the corporation by such director or officer of any bonus or incentive-based compensation or of any profits from the sale of securities of the corporation, (iv) for any proceeding initiated by such director or officer against the company unless the Board authorized the proceeding or (v) if prohibited by applicable law.

HomeAway.com, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” HomeAway.com, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of HomeAway.com, Inc.; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of HomeAway.com, Inc. HomeAway.com, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of HomeAway.com, Inc., to the full extent permitted by Delaware law; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of HomeAway.com, Inc.

Hotwire, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Hotwire, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors of the corporation. Hotwire, Inc.’s bylaws provide generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors and executive officers of the corporation; provided, that the corporation is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding is authorized by the corporation’s board of directors, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under Delaware law or any other applicable law or (iv) such indemnification is required to be made under individual contracts with the corporation’s directors and executive officers.

Liberty Protein, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Liberty Protein, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director. Liberty Protein, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors, officers, employees or agents of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee benefit plans if any such director, officer, employee or agent is serving at the request of Liberty Protein, Inc., to the fullest extent permitted by Delaware law; provided, however, that the corporation is not obligated to indemnify any director, officer, employee or agent in connection with a proceeding initiated by such person unless such proceeding was authorized by the board of directors of Liberty Protein, Inc.

Neat Group Corporation

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Neat Group Corporation’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Neat Group Corporation’s bylaws provide generally for mandatory indemnification of directors and officers so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

O Holdings Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” O Holdings Inc.’s charter limits the personal liability of directors to the full extent permitted by Section 102(b)(7) of the Delaware General Corporation Law and provides generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, limited liability company, joint venture, trust, enterprise or nonprofit entity if any such director or officer is serving at the request of O Holdings Inc., to the full extent permitted by Delaware law; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of O Holdings Inc. O Holdings Inc.’s bylaws refer to the charter of O Holdings Inc. for indemnification rights.

Orbitz Financial Corp.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz Financial Corp.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors and officers of the corporation, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz Financial Corp.; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Board of directors of Orbitz Financial Corp. Orbitz Financial Corp.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz Financial Corp., to the full extent permitted by Delaware law.

Orbitz For Business, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz For Business, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Orbitz For Business, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz For Business, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

Orbitz, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit. Orbitz, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz For Business, Inc., and to the extent and in the manner provided in Section 145 of the Delaware General Corporation Law. The Orbitz, Inc. bylaws further provide that the extent, amount and eligibility for the indemnification provided therein would be made by the board of directors of Orbitz, Inc. and that the corporation will have the power to make further indemnification as provided in Section 145 of the Delaware General Corporation Law; provided, however, that indemnification shall not be made if a judgment or other final adjudication establishes that a director’s or officer’s actions or omissions to act were material to the cause of action so adjudicated and constitute a violation of the criminal law unless the director or officer has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; a transaction which the director or officer derived an improper personal benefit; in the case of a director, a circumstance under which the liability provisions of Section 145 of the Delaware General Corporation Law are applicable or willful misconduct or conscious disregard for the best interests of the corporation in proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of the shareholder.

Orbitz Worldwide, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Orbitz Worldwide, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the fullest extent not prohibited by Delaware law for directors and officers of the corporation; provided, however, that the corporation is not obligated to indemnify any director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the board of directors of Orbitz Worldwide, Inc. Orbitz Worldwide, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Orbitz Worldwide, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

Trip Network, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” Trip Network, Inc.’s charter limits the personal liability of directors for monetary damages for breach of fiduciary duty as a director except for liability (i) for breaches of the duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which a director derived an improper personal benefit.

Trip Network, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers, including directors and officers of another corporation, partnership, joint venture, trust or other enterprise if any such director or officer is serving at the request of Trip Network, Inc., so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

VRBO Holdings, Inc.

For a description of Delaware law, see above under the heading “Expedia Group, Inc.” VRBO Holdings, Inc.’s charter limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of fiduciary duty as a director, and provides generally for mandatory indemnification to the full extent permitted by Delaware law for directors and officers of the corporation; provided, however, that except for proceedings to enforce rights to indemnification, the corporation is not obligated to indemnify any director or officer in connection with a proceedings initiated by such person unless such proceeding was authorized or consented to by the board of directors of VRBO Holdings, Inc. VRBO Holdings, Inc.’s bylaws provide generally for mandatory indemnification of directors and officers so long as any such director or officer acted in good faith and in a manner reasonably believed by such director or officer to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person’s conduct was unlawful.

Delaware Limited Liability Company Guarantors

Higher Power Nutrition Common Holdings, LLC

Section 18-108 of the Delaware Limited Liability Company Act permits a limited liability company, subject to such standards and restrictions, if any, as are set forth in such limited liability company’s limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Higher Power Nutrition Common Holdings, LLC’s limited liability company agreement provides generally for mandatory indemnification of the member to the fullest extent permitted by law. Additionally, Higher Power Nutrition Common Holdings, LLC may, with the affirmative vote of the member, indemnify any officer, employee or agent of Higher Power Nutrition Common Holdings, LLC or any manager, member, owner, officer, employee or agent of the member to the same extent as Higher Power Nutrition Common Holdings, LLC is obligated to provide indemnification to the member.

Interactive Affiliate Network, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

Interactive Affiliate Network, LLC’s limited liability company agreement contains no standards or restrictions or other provisions addressing indemnification.

LEMS I LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

LEMS I LLC’s limited liability company agreement provides that none of the manager or any director or officer of the company shall be liable to the company or to any member for any act or omission performed or omitted by such manager, director or officer in their capacity as a manager, director or officer; provided, that such act or omission does not constitute willful misconduct or knowing violation of law. LEMS I LLC’s limited liability company agreement provides generally for mandatory indemnification of the members, the manager and the directors and officers of the company including managers, directors, officers, members, employees or agents of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans if any such manager, director, officer, member, employee or agent is serving at the request of LEMS I LLC.

LEXE Marginco, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

LEXE Marginco, LLC’s limited liability company agreement provides generally for mandatory indemnification of the member and any members, managers, stockholders, officers, directors, employees or agents of the member for any act performed or omitted to be performed in connection with the business of the company; provided, that none of the member nor any members, managers, stockholders, officers, directors, employees or agents of the member shall be indemnified from any liability for fraud, bad faith, willful misconduct or gross negligence.

LEXEB, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

LEXEB, LLC’s limited liability company agreement provides generally for mandatory indemnification to the manager and each officer to the fullest extent permitted by law.

Orbitz Away LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

Orbitz Away LLC’s limited liability company agreement provides that neither the member nor any officers or directors of the member shall be liable to the company or any other person for any act or omission taken or omitted in good faith by such director or officer and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such director or officer by the limited liability company agreement; provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence. Orbitz Away LLC’s limited liability company agreement provides generally for mandatory indemnification of the member and its directors and officers except with respect to any claim, issue or matter where the member or any of its directors or officers is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

Orbitz, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

Orbitz, LLC’s limited liability company agreement generally limits the liability of the directors and officers of the member and the officers of the company, and provides generally for mandatory indemnification of such person, unless there is a judgment or other final adjudication that establishes that (i) the indemnified party’s acts were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) were not reasonably believed to be in or not opposed to the best interests of the company.

Orbitz Travel Insurance Services, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

Orbitz Travel Insurance Services, LLC’s limited liability company agreement contains no standards or restrictions or other provisions addressing indemnification.

Orbitz Worldwide, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

Orbitz Away LLC’s limited liability company agreement provides that neither the member nor any officers or directors of the member or the company shall be liable to the company or any other person for any act or omission taken or omitted in good faith by such member, director or officer and in the reasonable belief that such act or omission is in or is not contrary to the best interests of the company and is within the scope of authority granted to such member, director or officer by the limited liability company agreement; provided that such act or omission does not constitute fraud, willful misconduct, bad faith or gross negligence. Orbitz Worldwide, LLC’s limited liability company agreement provides generally for mandatory indemnification of the member and its directors and officers and officers and directors of the company except with respect to any claim, issue or matter where the member or any of its directors or officers is found by a court of competent jurisdiction to have engaged in fraud, willful misconduct, bad faith or gross negligence.

Vitalize, LLC

For a description of Delaware law, see above under the heading “Higher Power Nutrition Common Holdings, LLC.”

Vitalize, LLC’s limited liability company agreement provides generally for mandatory indemnification of the members, managers, directors, officers and employees of the company including managers, directors, officers, members, partners, trustees, employees or agents of another company, partnership, joint venture, trust, employee benefit plan or other enterprise, whether the basis of a proceeding is alleged action in an official capacity or in any other capacity while serving as a manager, member, director, officer, partner, trustee, employee or agent; provided, however, that except for proceedings to enforce rights to indemnification, the company is not obligated to indemnify any member, manager, director, officer or employee of the company or a member, manager, director, officer, partner, trustee, employee or agent of another company, partnership, joint venture, trust, employee benefit plan or other enterprise in connection with a proceeding initiated by such person unless such proceeding was authorized or ratified by the members or the manager of Vitalize, LLC.

Delaware Limited Partnership Guarantor—EAN.com, LP

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership, subject to such standards and restrictions, if any, as are set forth in such limited partnership’s limited partnership agreement, to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. EAN.com, LP’s agreement of limited partnership generally requires indemnification of partners, officers, employees and other representatives of EAN.com, LP and any manager, member of any executive committee of any partner, officer, director, employee, administrator, trustee, general or limited partner of any partner, shareholder, member, beneficiary or other holder of an equity interest of any partner or officer, director, employee or other authorized representative of any of the foregoing or any of their affiliates to the full extent permitted by Delaware law. This indemnification specifically includes losses, claims, damages and liabilities arising from any act or failure to act by such indemnitee which is attributable, in whole or in part, to the negligence of such indemnitee of any of its affiliates.

Nevada Corporation Guarantors—CarRentals.com, Inc.; WWTE, Inc.

Section 78.7502(1) of the Nevada Revised Statutes permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 78.7502(2) of the Nevada Revised Statutes permits indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person (a) is not liable pursuant to Nevada Revised Statutes Section 78.138, or (b) acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Section 78.7502(2) of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 78.752(1) of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify such a person against such liability and expenses. CarRentals.com, Inc.’s Articles of Incorporation provide for indemnification to the fullest extent permitted by Nevada law. WWTE, Inc.’s Bylaws provide for indemnification to the fullest extent permitted by Nevada law. WWTE’s Articles and Bylaws both provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

Nevada Limited Liability Company Guarantors—Egencia LLC; Travelscape, LLC

Section 86.411 of the Nevada Revised Statutes permits indemnification (in a proceeding other than by the company) of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Section 86.421 of the Nevada Revised Statutes permits indemnification (in a proceeding by or in the right of the company) of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited-liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorney’s fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Section 86.421 of the Nevada Revised Statutes provides further that indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Section 86.461(1) of the Nevada Revised Statutes allows a company to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a member, manager, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses. Egencia LLC’s operating agreement and Travelscape, LLC’s operating agreement require indemnification to the fullest extent permitted by Chapter 86 of the Nevada Revised Statutes of the member, any other person designated by the member as a covered person, or any person who at the time of the act or omission in question was a member or a person designated by a member as a covered person.

New York Limited Liability Company Guarantor—HRN 99 Holdings, LLC

Section 420 of the New York Limited Liability Company Law permits a limited liability company to indemnify and hold harmless, and advance expenses to, any member, manager, or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (1) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (2) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. HRN 99 Holdings, LLC’s operating agreement entitles a manager or member, to the full extent permitted by applicable law, to indemnification from the company for any loss, damage or claim incurred by such manager or member by reason of any act or omission performed or omitted to be performed by such manager or member in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such manager or member by the company’s operating agreement, except that no manager or member will be indemnified in respect of any loss, damage or claim incurred by such manager or member by reason of willful misconduct with respect to such acts or omissions.

Tennessee Corporation Guarantor—OWW Fulfillment Services, Inc.

OWW Fulfillment Services, Inc. (“OWW”) is incorporated in the State of Tennessee. T.C.A. §48-18-502 provides that a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred if: 1) the individual’s conduct was in good faith; 2) the individual reasonably believed a) in the case of conduct in the individual’s official capacity with the corporation, that the individual’s conduct was in its best interest; and b) In all other cases, that the individual’s conduct was at least not opposed to its best interests; and 3) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; provided however, a corporation may not indemnify a director x) in connection with a proceeding by or in the right of a corporation in which the director was adjudged liable to the corporation; or y) in connection with a proceeding charging the director with receiving improper personal benefit in which the director was found liable.

T.C.A §48-18-503 provides, unless limited by the corporate charter, mandatory indemnification of reasonable expenses of a director who prevails in a proceeding in which the director is a party because of his current or prior status as a director.

T.C.A. §48-18-504 provides a corporation may pay reasonable expenses of a director if 1) the director provides a good faith affirmation that the director has complied with T.C.A. §48-18-502; 2) the director agrees in writing to repay the advance if it is ultimately determined the director was not entitled to indemnification; 3) the parties deciding to pay the expenses make the determination that indemnification is not precluded.

T.C.A. §48-18-507, unless provided otherwise by the corporate charter, extends certain indemnification rights of directors to officers, employees and agents of the corporation.

Texas Limited Partnership Guarantor—Hotels.com, L.P.

Hotels.com, L.P.’s agreement of limited partnership, as amended, requires it to indemnify, to the fullest extent permitted by law, each general partner, its affiliates and their respective officers, directors, partners, employees and agents against all losses, costs, liabilities, damages and expenses (including fees and disbursements of counsel) that any of them may incur as a general partner or in performing the obligations of the general partner, but excluding any such items incurred as a result of something for which the general partner is liable as a result of the failure to satisfy its standards of performance under the agreement of limited partnership, which generally require the general partner to perform its duties in good faith and in the best interests of the partnership and to devote such time and effort as is reasonably necessary to manage the limited partnership prudently. Hotels.com, L.P.’s agreement of limited partnership, as amended, further requires it to advance to each such person expenses associated with the defense of any related action.

Chapter 8 of the Texas Business Organizations Code (the “TBOC”) requires a limited partnership to indemnify a general partner, former general partner or delegate against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a general partner or delegate if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. For purposes of Chapter 8 of the TBOC, a “delegate” of a limited partnership is a person who, while serving as general partner of the limited partnership, is or was serving at the request of the limited partnership as a representative of another organization.

Chapter 8 of the TBOC permits a limited partnership to indemnify a general partner, former general partner or delegate that was, is or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited partnership’s best interest and, in any other case, that such person’s conduct was not opposed to the limited partnership’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of such expenses is reasonable.

Under Chapter 8 of the TBOC, indemnification of a person that is found liable to the limited partnership or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by such person in the proceeding, (2) does not include a judgment, a penalty, a fine or an excise or similar tax and (3) may not be made in relation to a proceeding in which such person has been found liable for (a) willful or intentional misconduct in the performance of such person’s duty to the limited partnership, (b) breach of such person’s duty of loyalty owed to the limited partnership, or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited partnership.

Chapter 8 of the TBOC permits a limited partnership to pay or reimburse reasonable expenses incurred by a present general partner or delegate who was, is or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited partnership receives (1) a written affirmation by the general partner of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.

Chapter 8 of the TBOC permits a limited partnership to indemnify and advance expenses to persons other than a general partner, including officers, employees or agents, as provided by the limited partnership’s agreement of limited partnership, action of the general partner or contract, among other means.

Chapter 8 of the TBOC provides that a written partnership agreement of a limited partnership may restrict the circumstances under which the limited partnership must or may indemnify or may advance expenses to a person under such Chapter 8 of the TBOC.

Chapter 8 of the TBOC permits a limited partnership to purchase or procure or establish and maintain insurance or other arrangements to indemnify and hold harmless its general partners, former general partners, delegates, officers, employees and agents against any liability (1) asserted against and incurred by such person in that capacity or (2) arising out of the person’s status in that capacity, without regard to whether the limited partnership otherwise would have the power to indemnify such person against that liability under Chapter 8 of the TBOC.

Texas Limited Liability Company Guarantor—Hotels.com GP, LLC

Hotels.com GP, LLC’s articles of organization, as amended, expressly empower the company (1) to indemnify persons to the fullest extent permitted by Section 101.402 of the TBOC and (2) to purchase insurance as the company deems necessary or appropriate. Hotels.com GP, LLC’s articles of organization further provide that such power is cumulative of powers and rights under law, contract or otherwise.

Section 101.402 of the TBOC provides that a limited liability company may (1) indemnify a person, (2) pay in advance or reimburse expenses incurred by a person, and (3) purchase or procure or establish and maintain insurance or another arrangement to indemnify or hold harmless a person. Section 101.402 of the TBOC further provides that, for such purposes, “person” includes, among others, a member, manager or officer of a limited liability company.

Hotels.com GP, LLC’s amended and restated limited liability company agreement requires it to indemnify, to the fullest extent permitted by the TBOC (as it existed upon the adoption of the amended and restated limited liability company agreement on December 11, 2018 or as thereafter amended to the extent such amendment permits the company to provide broader indemnification rights), each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that such person is or was a member or manager of the company or, while a member or manager, is or was serving at the request of the company as a partner, director, officer, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another enterprise against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by such person in connection with such proceeding. Hotels.com GP, LLC’s amended and restated limited liability company agreement further expressly provides that rights to indemnification under the amended and restated limited liability company agreement include the right to be paid or reimbursed by the company the reasonable expenses incurred by an indemnifiable person who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person’s ultimate entitlement to indemnification, but only upon delivery to the company of (1) a written affirmation by such person of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification and (2) a written undertaking by or on behalf of such person to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified.

Chapter 8 of the TBOC does not apply to a limited liability company unless the governing documents of the company adopt such provisions. Under Chapter 8 of the TBOC, the governing documents of a limited liability company are not required to adopt the provisions of Chapter 8 of the TBOC and may contain other provisions relating to indemnification, advancement of expenses and insurance. The indemnification, including advancement of expenses, set forth in Hotels.com GP, LLC’s amended and restated limited liability company agreement is expressly limited to indemnification permitted by the TBOC.

Chapter 8 of the TBOC requires a member-managed limited liability company such as the company to indemnify a member against reasonable expenses actually incurred by such person in connection with a proceeding in which such person is a respondent because such person is or was a member if such person is wholly successful, on the merits or otherwise, in the defense of the proceeding. For purposes of Chapter 8 of the TBOC, a “delegate” of a member-managed limited liability company is a person who, while serving as a member of the limited liability Company, is or was serving at the request of the limited liability company as a representative of another organization.

Chapter 8 of the TBOC permits a member-managed limited liability company to indemnify a member, former member or delegate that was, is or is threatened to be made a respondent in a proceeding against judgments and expenses that are reasonable and actually incurred by such person in connection with such proceeding if it is determined that: (1) such person (a) acted in good faith, (b) reasonably believed, in the case of conduct in such person’s official capacity, that such person’s conduct was in the limited liability company’s best interest and, in any other case, that such person’s conduct was not opposed to the limited liability company’s best interests, and (c) in the case of a criminal proceeding, did not have a reasonable cause to believe such person’s conduct was unlawful and (2) with respect to expenses, the amount of expenses is reasonable.

Under Chapter 8 of the TBOC, indemnification of a member that is found liable to the limited liability company or found liable because such person improperly received a personal benefit (1) is limited to reasonable expenses actually incurred by such person in the proceeding, (2) does not include a judgment, a penalty, a fine or an excise or similar tax, and (3) may not be made in relation to a proceeding in which such person has been found liable for (a) willful or intentional misconduct in the performance of such person’s duty to the limited liability company, (b) breach of such person’s duty of loyalty owed to the limited liability company, or (c) an act or omission not committed in good faith that constitutes a breach of any duty owed by such person to the limited liability company.

Chapter 8 of the TBOC permits a member-managed limited liability company to pay or reimburse reasonable expenses incurred by a present member or delegate who was, is or is threatened to be made a respondent in a proceeding in advance of the final disposition of the proceeding without making the required determinations after the limited liability company receives (1) a written affirmation by the member of such person’s good faith belief that the person has met the standard of conduct necessary for indemnification and (2) a written undertaking by such person to repay the amount paid or reimbursed if the final determination is that the person has not met that standard or that indemnification is prohibited by Chapter 8 of the TBOC.

Hotels.com GP, LLC’s amended and restated limited liability company agreement permits the company to indemnify and advance expenses to (1) a manager, employee or agent of the company, to the same extent and subject to the same conditions under which it is obligated to indemnify and advance expenses to a member under the amended and restated limited liability company agreement, and (2) others who are or were serving at the request of the company as a partner, director, venturer, proprietor, trustee, employee, administrator, agent or similar functionary of another enterprise against liabilities asserted against such person and incurred by such person in such capacity or arising out of such person’s status as such a person, to the same extent that it may indemnify and advance expenses to a member under the Hotels.com GP, LLC’s amended and restated limited liability company agreement.

Hotels.com GP, LLC’s amended and restated limited liability company agreement permits the company to purchase and maintain insurance to protect any person who is or was serving as a member, officer, manager, employee or agent of the company or is or was serving at the request of the company as a manager, director, officer, member, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another enterprise against any expense, liability or loss, whether or not the company would have the power to indemnify such person against such expense, liability or loss under its amended and restated limited liability company agreement.

Washington Corporation Guarantor—Expedia, Inc.

Washington Business Corporation Act (the “WBCA”) (see RCW 23B.08.320 and RCW 23B.08.500 through 23B.08.603) permits a corporation to indemnify an individual made a party to a proceeding because the individual is or was a director in situations where: (1) the individual acted in good faith; (2) the individual reasonably believed, in the case of conduct in the individual’s official capacity, that the conduct was in the corporation’s best interests, and in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the individual had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable for receiving improper personal benefit. Indemnification pursuant to RCW 23B.08.510 is limited to reasonable expenses incurred in connection with the proceeding. Pursuant to RCW 23B.08.520, unless limited by its articles of incorporation, a corporation must indemnify a director or officer who is wholly successful in the defense of any proceeding to which he was a party because of being a director of the corporation. However, RCW 23B.08.560 permits a corporation, if authorized by its articles of incorporation or a bylaw or resolution adopted or ratified by the shareholders, to provide indemnification without regard to the limitations described above; provided that the corporation shall not indemnify a director from or on account of (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law, (b) conduct of the director adjudged to be in violation of the prohibition against unlawful distributions to shareholders, or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

Expedia, Inc.’s (a Washington corporation and wholly owned subsidiary of Expedia (“Expedia (WA)”)) restated articles of incorporation, as amended, provide that generally the corporation’s directors shall not be liable to the corporation or its shareholders for monetary damages for conduct as a director, to the full extent permitted by the WBCA.

Expedia (WA)’s bylaws generally provide that the directors and officers will be indemnified to the fullest extent authorized by the WBCA with respect to third-party actions, suits, investigations or proceedings; provided that any such person has met the applicable standard of conduct set forth in the WBCA. Expedia (WA)’s bylaws further provide that directors and officers will be indemnified with respect to actions or suits initiated by such person only if such action was first approved by the board of directors. Expedia (WA)’s bylaws allow the corporation to pay all expenses incurred by a director or officer in defending any proceeding within the scope of the indemnification provisions in advance of its final disposition, upon an undertaking by such party to repay such expenses if it is ultimately determined that such party was not entitled to indemnity by the corporation. From time to time, Expedia (WA)’s officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. Expedia (WA) has policies of directors’ and officers’ liability insurance, which insure directors and officers against the costs of defense, settlement and/or payment of judgment under certain circumstances. Expedia (WA) believes that these agreements and arrangements are necessary to attract and retain qualified persons as directors and officers.

Washington Limited Liability Company Guarantor—Cruise, LLC

Section 25.15.038 of the Washington Limited Liability Company Act provides that a limited liability company agreement may contain provisions not inconsistent with law that eliminate or limit the personal liability of a member or manager to the limited liability company or its members or other persons bound by a limited liability company agreement for conduct as a member or manager; provided that such provisions do not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for unlawful distributions, or for any act or omission that constitutes a violation of the implied contractual duty of good faith and fair dealing. Section 25.15.041 of the Washington Limited Liability Company Act provides that a limited liability company may indemnify any member or manager from and against any judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which an individual is a party because such person is, or was, a member or a manager; provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, or conduct of the member or manager in connection with unlawful distributions.

Cruise, LLC’s operating agreement requires the company to indemnify its sole member for all costs, losses, liabilities and damages paid or accrued by such member, and to advance expenses incurred by the member, in connection with the business of the company to the fullest extent provided or allowed by the Washington Limited Liability Company Act.

Item 21.	Exhibits

Exhibit No.	Description of Exhibit
3.1	Restated Certificate of Incorporation of Expedia Group, Inc. (incorporated herein by reference to Exhibit 3.2 to our Current Report on Form 8-K, filed on March 27, 2018)

3.2	Amended and Restated By-Laws of Expedia Group, Inc., dated as of April 15, 2019 (incorporated herein by reference to Exhibit 3.1 to our Current Report on Form 8-K, filed on April 16, 2019)

4.1	Indenture, dated as of September 19, 2019, among Expedia Group, Inc., as Issuer, the Guarantors party thereto, and U.S. Bank National Association, as trustee, governing Expedia, Group Inc.’s 3.25% Senior Notes due 2030 (incorporated herein by reference to Exhibit 4.1 of our Current Report on Form 8-K filed on September 20, 2019)

5.1**	Legal Opinion of Wachtell, Lipton, Rosen & Katz

5.2*	Legal Opinion of Holland & Hart LLP

5.3**	Legal Opinion of Morris, Nichols, Arsht & Tunnell LLP

5.4*	Legal Opinion of Stites & Harbison, PLLC

5.5*	Legal Opinion of Perkins Coie LLP

23.1**	Consent of Wachtell, Lipton, Rosen & Katz (contained in Exhibit 5.1)

23.2*	Consent of Holland & Hart LLP (contained in Exhibit 5.2)

23.3**	Consent of Morris, Nichols, Arsht & Tunnell LLP (contained in Exhibit 5.3)

Exhibit No.	Description of Exhibit

23.4*	Consent of Stites & Harbison, PLLC (contained in Exhibit 5.4)

23.5*	Consent of Perkins Coie LLP (contained in Exhibit 5.5)

23.6*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (included on signature pages attached hereto)

25.1*	Statement of Eligibility of U.S. Bank National Association, as trustee with respect to the Indenture, dated as of September 19, 2019

99.1*	Form of Letter of Transmittal

99.2*	Form of Notice of Guaranteed Delivery

99.3*	Form of Letter from Expedia Group, Inc. to Brokers, Dealers

99.4*	Form of Letter to Clients

*	Previously filed
**	Filed herewith

Item 22.	Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and/or

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Each of the undersigned registrants hereby undertakes that, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

Each of the undersigned registrants hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of its annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each of the undersigned registrants hereby undertakes that, for purposes of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any of the registrants, pursuant to the foregoing provisions, or otherwise, each of the undersigned registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the corresponding registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby undertakes to respond to requests for information that are incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

EXPEDIA GROUP, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Mark D. Okerstrom	President, Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	November 27, 2019

* Barry Diller	Director (Chairman of the Board)	November 27, 2019

* Peter M. Kern	Director (Vice Chairman)	November 27, 2019

* Samuel Altman	Director	November 27, 2019

* Susan C. Athey	Director	November 27, 2019

Signature	Title	Date

* A. George Battle	Director	November 27, 2019

* Chelsea Clinton	Director	November 27, 2019

* Craig A. Jacobson	Director	November 27, 2019

* Victor A. Kaufman	Director	November 27, 2019

* Dara Khosrowshahi	Director	November 27, 2019

* Alexander von Furstenberg	Director	November 27, 2019

* Julie Whalen	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

EXPEDIA, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	Chief Executive Officer (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer, and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

EAN.COM, LP

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

HOTELS.COM GP, LLC, its Sole General Partner		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Manager

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

EGENCIA LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert W. Greyber	President (Principal Executive Officer)	November 27, 2019

* Regi Vengalil	Chief Financial Officer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Manager	November 27, 2019

* Alan R. Pickerill	Manager	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HOTELS.COM, L.P.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

HOTELS.COM GP, LLC, its Sole General Partner		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Manager

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HOTELS.COM, GP, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Manager

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert J. Dzielak	Manager (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Manager (Principal Financial Officer)	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HOTWIRE, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HRN 99 HOLDINGS, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Manager

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert J. Dzielak	Manager (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Manager (Principal Financial Officer)	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

INTERACTIVE AFFILIATE NETWORK, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Manager	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

TRAVELSCAPE, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Manager	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

CRUISE, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

EXPEDIA, INC., its Sole Member		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

CARRENTALS.COM, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

WWTE, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

BEDANDBREAKFAST.COM, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeff Hurst	President (Principal Executive Officer)	November 27, 2019

* Trent York	Chief Financial Officer and Secretary (Principal Executive Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

* Alan R. Pickerill	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

EXPEDIA LX PARTNER BUSINESS, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

VRBO HOLDINGS, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeff Hurst	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HOMEAWAY SOFTWARE, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeff Hurst	President (Principal Executive Officer)	November 27, 2019

* Trent York	Chief Financial Officer and Secretary (Principal Executive Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

* Alan R. Pickerill	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HOMEAWAY.COM, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jeff Hurst	President (Principal Executive Officer)	November 27, 2019

* Trent York	Chief Financial Officer and Secretary (Principal Executive Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

* Alan R. Pickerill	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

NEAT GROUP CORPORATION

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

O HOLDINGS INC.

By:	/s Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ FINANCIAL CORP.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ FOR BUSINESS, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert W. Greyber	President (Principal Executive Officer)	November 27, 2019

* Regi Vengalil	Chief Financial Officer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

* Alan R. Pickerill	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ, LLC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President, Brand Expedia Group (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

ORBITZ, INC., its Managing Member		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ TRAVEL INSURANCE SERVICES, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

ORBITZ, INC., its Sole Member		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ WORLDWIDE, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

ORBITZ WORLDWIDE, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Mark D. Okerstrom	Manager	November 27, 2019

* Robert J. Dzielak	Manager	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

OWW FULFILLMENT SERVICES, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

TRIP NETWORK, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

EXPEDIA GROUP COMMERCE, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Moodey	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

* Michael Marron	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

HIGHER POWER NUTRITION COMMON HOLDINGS, LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

LIBERTY PROTEIN, INC., its Member		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

LEMS I LLC

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President and Chief Executive Officer (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

EXPEDIA GROUP, INC., its Member		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

LEXE MARGINCO, LLC

By:	LEMS I LLC, its Member

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President and Chief Executive Officer of LEMS I LLC (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer of LEMS I LLC (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer of LEMS I LLC (Principal Accounting Officer)	November 27, 2019

LEMS I LLC, its Member		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

LEXEB, LLC

By:	LEMS I LLC, its Manager

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President and Chief Executive Officer of LEMS I LLC (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer and Treasurer of LEMS I LLC (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer of LEMS I LLC (Principal Accounting Officer)	November 27, 2019

LEMS I LLC, its Manager		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

LIBERTY PROTEIN, INC.

By:	/s/ Robert J. Dzielak
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Mark D. Okerstrom	President (Principal Executive Officer)	November 27, 2019

* Alan R. Pickerill	Executive Vice President, Chief Financial Officer, Treasurer and Director (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

* Robert J. Dzielak	Director	November 27, 2019

*By:	/s/ Robert J. Dzielak Robert J. Dzielak Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on November 27, 2019.

VITALIZE, LLC

By:	/s/ Michael Marron
Name:	Michael Marron
Title:	Senior Vice President, Legal and Assistant Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Jas Krdzalic	President and Chief Executive Officer (Principal Executive Officer)	November 27, 2019

* John Jozwik	Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	November 27, 2019

* Lance A. Soliday	Senior Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 27, 2019

HIGHER POWER NUTRITION COMMON HOLDINGS, LLC, its Manager		November 27, 2019

By:	*
Name:	Robert J. Dzielak
Title:	Chief Legal Officer and Secretary

*By:	/s/ Michael Marron Michael Marron Attorney-in-Fact